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                                                                     EXHIBIT 4.2

                                MISONIX, INC.
                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                 1.  GENERAL

1.1      Purpose Of The Plan

         The purpose of the MISONIX, INC. 1996 Non-Employee Director Stock Option Plan (the "Plan") is to enable MISONIX, INC. (the "Company") to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company's common stock, par value $.01 per share (the "Common Stock").

1.2      Administration Of The Plan

         The Plan shall be administered by the Board of Directors (the "Board") which shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

1.3      Eligible Participants

         Commencing March 27, 1996 each member of the Board who is not an employee of the Company or any of its subsidiaries shall be a participant (a "Participant") in the Plan.

1.4      Grants Under The Plan

         Grants under the Plan shall be in the form of stock options as described in Section II (an "Option" or "Options").

1.5      Shares

         The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of Options, which may be issued under the terms of the Plan may not exceed 750,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, canceled, forfeited or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

         Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant

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         to Rule 16b-3 under the Securities Exchange Act of 1934, as amended
         (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

1.6      Definitions

         The following definitions shall apply to the Plan:

         (a) "Disability" shall have the meaning Provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

         (b)      "Fair Market Value" of the Common Stock on any day shall be
                  (a) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and
                  (i) if actual sales price information is available with respect to the Common Stock, the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or
                  (ii) if such information is not available, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Board shall be conclusive in determining the fair market value of the Common Stock.

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                                  2. OPTIONS

2.1      Terms And Conditions Of Options

         Each Participant shall be granted such number of Options as determined from time to time during the term of the Plan by the Board.

2.2      Nonqualified Stock Options

         The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.3      Option Price

         The Option price per Share shall be determined by the Board of Directors but shall not be less than the Fair Market Value of the Common Stock on the date the Option is granted.

2.4      Term And Exercise Of Options

         (a) The term of an Option shall not exceed ten (10) years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a director of the Company for any reason, including, without limitation, retirement, or any other voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes after three (3) months have elapsed from the date of the Termination unless extended by the Board, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or Disability, any outstanding Options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such death or Disability; provided, however, that in no event shall the period extend beyond the expiration of the Option term.

         (b) Options shall become exercisable in whole or in part immediately from the date of grant. In no event, however, shall an Option be exercised after the expiration of ten (10) years from the date of grant.


         (c) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of the Participant, the Participant's Option may be exercised by the personal representative of the Participant's estate or by a person who acquired the right to exercise such option by will or the laws of descent and

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         distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

2.5      Notice Of Exercise

         When exercisable pursuant to the terms of the Plan and the governing stock option agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by cash or a certified check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised or with previously acquired shares of Common Stock having an aggregate Fair Market Value, on the date of exercise, equal to the aggregate exercise price of all Options being exercised (provided that such shares were not acquired less than six (6) months prior to such exercise date) or with any combination of cash, certified check or shares of Common Stock, and (c) containing such further provisions consistent with the provisions of the Plan as the Company may from time to time prescribe. No Option may be exercised after the expiration of the term specified in Section 2.4 hereof.

2.6      Limitation Of Exercise Periods

         The Board may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

                            3. GENERAL PROVISIONS

3.1      General Restrictions

         Each grant under the Plan shall be subject to the requirement that if the Board shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

3.2      Adjustments For Changes In Capitalization

         Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the

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         Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

         In the event of (a) the liquidation or dissolution of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, or (c) any other capital reorganization in which more than 50% of the shares of Common Stock of the Company entitled to vote are exchanged, any outstanding options shall then remain exercisable within the period of thirty (30) days commencing upon the date of the action of the shareholders (or the Board of Directors if shareholders' action is not required) is taken to approve the transaction and upon the expiration of that period all options and all rights thereto shall automatically terminate, unless other provision is made therefor in the transaction.

3.3      Amendments

         Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment; provided, however, that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

3.4      Modification, Substitution Or Cancellation Of Grants

         No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.


3.5      Shares Subject To The Plan

         Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Board.

3.6      Rights Of A Shareholder

         Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them; provided, however, that until such stock certificate is issued, any Option holder using previously acquired shares of Common Stock in payment of an Option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

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3.7      Withholding

         If a Participant is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Participant shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld to the Company prior to the issuance of such shares of Common Stock.

3.8      Non-assignability

         Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

3.9      Nonuniform Determinations

         Determinations by the Board under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

3.10     Effective Date; Duration

         The Plan shall be subject to approval by the holders of a majority of the Company's stock outstanding and entitled to vote thereon at the next meeting of its shareholders. No Options granted hereunder may be exercised prior to such approval, provided that the date of grant of any Options granted hereunder shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the shareholders of the Company on or before March 26, 1997, the Plan and any Options granted hereunder shall terminate.

3.11     Governing Law

         The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

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